UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

MAVENIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 International Parkway, Suite 200

Richardson, Texas 75081

(Address of principal executive offices, including zip code)

(469) 916-4393

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

As previously announced, on February 28, 2015, Mavenir Systems, Inc., a Delaware corporation and the registrant (“Mavenir”), Mitel Networks Corporation, a Canadian corporation (“Mitel”), and Roadster Subsidiary Corporation, a Delaware corporation and wholly-owned subsidiary of Mitel (“Purchaser”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 dated as of April 10, 2015 (the “Merger Agreement”), pursuant to which Mitel, through Purchaser, commenced an offer to acquire (the “Offer”) all of the outstanding shares of the common stock, $0.0001 par value per share, of Mavenir (the “Shares”).

In connection with the settlement of certain stockholder litigation instituted following the announcement of the Merger Agreement, as described in Item 8.01 below, on April 20, 2015, Mavenir, Mitel and Purchaser entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”), pursuant to which the parties have agreed to: (i) reduce the amount of the Termination Fee payable by Mavenir in certain circumstances from approximately $20.6 million to $8.4 million; (ii) reduce the period during which Mitel has the right to respond to or match any Superior Proposal from four Business Days to one Business Day, after which time Mavenir’s Board of Directors may make a Company Adverse Recommendation Change, subject to the additional terms and conditions of the Merger Agreement; and (iii) eliminate Mavenir’s obligations to provide notice to Mitel within 24 hours and to extend the “matching period” in the event that any Superior Proposal is subsequently modified in a material way.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement, as amended.

Waiver of Tender Obligations under Tender Support Agreements

As previously announced, on February 28, 2015 in connection with the merger, Mitel and Purchaser entered into Tender Support Agreements (the “Tender Support Agreements”) with each of North Bridge Venture Partners, Austin Ventures VIII, L.P., Alloy Ventures 2005, L.P. and August Capital V Special Opportunities, L.P. (the “Support Agreement Stockholders”). Under the terms of each Tender Support Agreement, each Support Agreement Stockholder has agreed, among other things, to tender in and not withdraw from the Offer all Shares held by such Support Agreement Stockholder as of February 28, 2015 or acquired by such Support Agreement Stockholder thereafter.

On April 20, 2015, Mitel and Purchaser executed letters addressed to each of the Support Agreement Stockholders (each, a “Waiver Letter”), wherein Mitel and Purchaser agreed to release the Support Agreement Stockholders from their respective tender and support obligations under Sections 1.1, 2.1 and 2.6 of their respective Tender Support Agreements. All other provisions of the Tender Support Agreements, as described in Mavenir’s Current Report on Form 8-K filed on

March 2, 2015 and including the lock-up provisions applicable to the Support Agreement Stockholders, will continue to apply in the event that the Offer by Mitel and the subsequent merger are consummated.

The foregoing summary description of the Waiver Letters is not complete and is qualified in its entirety by reference to the full text of a form of Waiver Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed in the Schedule 14D-9, two purported stockholder class actions challenging the merger were filed in the Court of Chancery of the State of Delaware (the “Court”). On March 23, 2015, these two actions were consolidated into an action styled In re Mavenir Systems, Inc. Stockholders Litigation, Consol. Case No. 10757-VCP (the “Consolidated Action”). An amended complaint in this action (the “Amended Complaint”) was filed on April 7, 2015.

On April 20, 2015, following expedited discovery, the parties to the Amended Complaint entered into a memorandum of understanding (the “Memorandum of Understanding”) reflecting the terms of an agreement, subject to final approval by the Court and certain other conditions, to settle the Consolidated Action. Pursuant to the Memorandum of Understanding, defendants agreed to, among other things, amend certain provisions of the Merger Agreement and waive certain provisions of the Tender Support Agreements as described above in Item 1.01 of this Current Report on Form 8-K. In addition, Mavenir has agreed to deliver a copy of this Form 8-K to Companies A, B, C, D, E, and F referenced in the “Background of the Offer” section of the Solicitation/Recommendation Statement on Schedule 14D-9, which was filed on April 1, 2015 and amended on April 10, 2015, and April 16, 2015 (as amended from time to time, the “Schedule 14D-9”).

Additionally, pursuant to the Memorandum of Understanding, Mavenir has agreed to make certain amended and supplemental disclosures to the Schedule 14D-9. Mavenir does not admit any wrongdoing and does not admit that the amended and supplemental disclosures are material or required by law to be made. The Memorandum of Understanding further provides that, among other things, (a) the parties will negotiate a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the Court for review and approval; (b) the Stipulation will provide for dismissal of the Consolidated Action with prejudice; (c) the Stipulation will include a general release of defendants of claims relating to, among other things, the Offer, the merger and the Merger Agreement; and (d) the settlement is conditioned on, among other things, consummation of the Offer and the merger, completion of confirmatory discovery, class certification and final approval by the Court after notice to Mavenir’s stockholders.

Defendants believe that the allegations and claims in the Consolidated Action are without merit and, if the settlement does not receive final approval, intend to defend them vigorously.

Defendants are entering into the settlement solely to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest. The settlement will not affect the timing of the Offer or merger or the amount of consideration to be paid in the Offer or the merger.

The amended and supplemental disclosures are provided as Exhibit 99.1 hereto. Such disclosures should be read along with the Schedule 14D-9, as amended to date, in its entirety. Mavenir has filed an amendment to the Schedule 14D-9 additionally setting forth these additional and supplemental disclosures.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Mitel has commenced an exchange offer for the outstanding shares of Mavenir’s common stock. In connection with the exchange offer, Mitel has filed with the Securities and Exchange Commission (the “SEC”) exchange offer materials on Schedule TO (including an offer to exchange, a related letter of transmittal and other offer documents) and a Registration Statement on Form S-4 with the SEC, and Mavenir has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Mitel and Mavenir also plan to file other documents with the SEC regarding the proposed transaction. Investors and security holders of Mavenir are urged to read the exchange offer materials and the Solicitation/Recommendation Statement and other documents filed with the SEC carefully and in their entirety because they contain important information about the proposed transaction. These offer materials have been mailed to stockholders of Mavenir. Investors and security holders may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Mavenir are available free of charge on Mavenir’s internet website at http://www.mavenir.com or by contacting Mavenir’s Investor Relations Department at (469) 916-4393, ext. 5080. Copies of the documents filed with the SEC by Mitel are available free of charge on Mitel’s internet website at http://www.mitel.com or by contacting Mitel’s Investor Relations Department at (469) 574-8134. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Forward-Looking Statements

The statements contained in this document that are not historical facts are forward-looking statements within the meaning of U.S. and Canadian securities laws that reflect Mavenir’s and Mitel’s expectations regarding future events. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements involve substantial risks and uncertainties that could significantly affect expected results, and actual future results and stockholder values of Mavenir, Mitel and the combined company could differ materially from those described in these statements.

Forward-looking statements include, without limitation, statements regarding the closing of the proposed transaction, the satisfaction of the conditions to closing, the expected benefits of the transaction, the expected financial performance of the combined company, expected operating synergies and cost savings and other statements. Risks that could cause actual results to differ include the inherent uncertainty associated with financial or other projections; the integration of Mavenir’s business with Mitel’s and the ability to recognize the anticipated benefits from the acquisition of Mavenir; the ability to obtain required regulatory approvals for the exchange offer and merger, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the expected benefits of the acquisition; whether a sufficient number of Mavenir shares are tendered into the offer to satisfy the minimum condition; the risk that the conditions to the exchange offer or merger may not be satisfied on a timely basis or at all and the failure of the exchange offer or merger to close for any other reason; risks relating to the value of the Mitel common shares to be issued in connection with the exchange offer and merger; the anticipated size of the markets and continued demand for Mitel and Mavenir products and the impact of competitive products and pricing that could result from the announcement of the acquisition of Mavenir; access to available financing on a timely basis and on reasonable terms, including the refinancing of Mitel’s debt to fund the cash portion of the consideration in connection with the exchange offer and merger; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions, particularly in connection with the Ukraine and the Middle East; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and Mitel’s ability to implement and achieve its business strategies successfully. Additional risks and uncertainties are described in Mavenir’s and Mitel’s public filings with the SEC, including the Offer to Exchange/Prospectus filed by Mitel and the Solicitation/Recommendation Statement filed by Mavenir in connection with the exchange offer and merger. Investors should not place undue reliance on forward-looking statements in this document. Mavenir does not assume any obligation to update the forward-looking statements provided herein, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 2, dated as of April 20, 2015, to the Agreement and Plan of Merger, dated as of February 28, 2015, by and among Mavenir Systems, Inc., Mitel Networks Corporation and Roadster Subsidiary Corporation (incorporated by reference to Exhibit 10.1 of Mitel Networks Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).

10.1	Form of Waiver Letter, dated April 20, 2015, executed by Mitel Networks Corporation and Roadster Subsidiary Corporation. and addressed to the other parties to the Tender Support (incorporated by reference to Exhibit 10.2 of Mitel Networks Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).

99.1	Amended and Supplemental Disclosures made in connection with Settlement of Stockholder Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: April 21, 2015	By:	/s/ Terry Hungle
	Name:	Terry Hungle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 2, dated as of April 20, 2015, to the Agreement and Plan of Merger, dated as of February 28, 2015, by and among Mavenir Systems, Inc., Mitel Networks Corporation and Roadster Subsidiary Corporation (incorporated by reference to Exhibit 10.1 of Mitel Networks Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).

10.1	Form of Waiver Letter, dated April 20, 2015, executed by Mitel Networks Corporation and Roadster Subsidiary Corporation. and addressed to the other parties to the Tender Support (incorporated by reference to Exhibit 10.2 of Mitel Networks Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2015).

99.1	Amended and Supplemental Disclosures made in connection with Settlement of Stockholder Litigation.